Exhibit  10.6

THIS  AGREEMENT  made  as  of  the  1st  day  of  March,  2000
AMONG:

                            ISLAND  CRITICAL  CARE  CORP.
              a  corporation  incorporated under the laws of Delaware,
                 (hereinafter referred  to  as  the  "Corporation"),
                                OF  THE  FIRST  PART,

                                       -and-

                                JOHN  WAYNE  WEBER
              of  the  City of Ottawa, in the province of Ontario,
                 (hereinafter referred to as the  "Executive"),
                                OF  THE  SECOND  PART.

WHEREAS the Corporation wishes to retain the services of the Executive to provide the services hereinafter described during the term hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

1    TERM

     1.1 The Corporation shall employ the Executive for an unlimited term commencing May 1,2000 unless such employment shall be terminated earlier as hereinafter provided.
2    DUTIES
     2.1 The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries and associates of the Corporation as may be determined from time to time by the board of directors of the Corporation consistent with the office of the Executive. Without limitation of the foregoing, the Executive shall occupy the office of Vice PRESIDENT AND CHIEF FINANCIAL OFFICER the Corporation. The Executive shall:
     (1) devote his full time and attention and his best efforts during normal business hours to the business and affairs of the Corporation;
     (2) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation; and
     (3) use his best efforts to promote the interests and goodwill of the Corporation.

3    REPORTING  PROCEDURES
     3.1 The Executive shall report to the person holding the office of Chairman. The Executive shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this agreement.

4   REMUNERATION
     4.1 The annual base salary payable to the Executive for his services hereunder for the first year of the term of this agreement shall be one hundred and twenty thousand dollars of lawful money of Canada ($120,000.00), exclusive of bonuses, benefits and other compensation. The annual base salary payable to the Executive for his services hereunder for each successive year of the term of this agreement, exclusive of bonuses, benefits and other compensation, shall increase by eight (8%) of the annual base salary for the immediately preceding year. The annual base salary payable to the Executive pursuant to the provisions of this section 4 shall be payable in equal bi-weekly installments in arrears in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

     4.2 The Corporation shall provide the Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation and shall permit the Executive to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by the Corporation from time to time to its senior executives in the manner and to the extent authorized by the board of directors of the Corporation.

     4.3 The Executive shall be entitled to [NO.] of compensation options which shall vest in the Executive monthly, in arrears, and may be exercised by the Executive at a fixed price of $0.25 per option for a period of three years after vesting. In the event that an option shall not be exchanged for a common share within the time limit proscribed, it shall expire and be rescinded absolutely.

5   PERFORMANCE  BONUS
     5.1 In addition to the Executive's annual base salary, the Executive shall participate in the Corporation's executive bonus plan (the "Plan") described in Schedule A attached hereto in the manner described in Schedule A.


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6   NO  FURTHER  SALARY  OR  BONUS  ADJUSTMENTS
     6.1 Other than as herein provided, there shall be no cost-of-living increase or merit increase in the annual base salary or the executive bonus unless agreed to in writing by the Corporation.

7   VACATION
     7.1 The Executive shall be entitled to five (5) weeks' paid vacation per fiscal year of the Corporation at a time approved In advance by the Chairman, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities. In the event that the Executive decides not to take all the vacation to which he is entitled in any fiscal year, the Executive shall be entitled to accumulate such vacation entitlement from year to year and. in the event the Executive shall have any accumulated vacation entitlement as of the termination of his employment he may elect to be paid for such vacation time at a rate equal to the weekly value of the base compensation, as adjusted, times three (3).

8    AUTOMOBILE
     8.1 The Executive shall be supplied with a leased car selected by the Corporation to be used by him for the Corporation's business. The Corporation shall pay or reimburse the Executive for reasonable operating costs of this vehicle, including leasing costs, insurance, maintenance, gas and oil and taxes properly incurred or to be incurred in connection with the Executive carrying out his duties hereunder to a maximum of six hundred and twenty-five dollars ($625.00) per month. The Executive shall supply the Corporation with the originals of all invoices or statements in respect of which the Executive seeks reimbursement.

9 EXPENSES
     9.1 The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.
     9.2 If the Executive shall belong to any professional organization or licensing body for which he must pay an annual fee, the Corporation shall reimburse the Executive for such annual fee provided the Executive has provided the Corporation with all invoices or statements in respect of which the Executive seeks reimbursement.
     9.3 It is understood and agreed that it is of value for the Executive to belong to a private sports or business club and as such the Corporation agrees to pay the annual fees or dues of such membership on condition that the Executive shall make such facilities available to the Corporation when necessary for the purpose of developing new business, entertaining customers, for employee appreciation or other functions which have a direct and identifiable financial benefit to the Corporation.
     9.4 In the event that the Corporation shall require the Executive to relocate to Prince Edward Island, Canada, the Corporation agrees to reimburse the Executive for all tolls, fees and taxes incurred by the executive for using the bridge and/or ferry service provided.


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10   TERMINATION

     10.1 CAUSE: The Corporation may terminate the employment of the Executive without notice or any payment in lieu of notice for cause which, without limiting the generality of the foregoing, shall include:
          (1) if there is a repeated and demonstrated failure on the part of the Executive to perform the material duties of the Executive's position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Corporation;
          (2) if the Executive is convicted of a criminal offence involving fraud or dishonesty;
          (3) if the Executive or any member of his family makes any personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation;
          (4) if the Executive breaches his fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; or
          (5) if the Executive disobeys reasonable instructions given in the course of employment by the Chairman or the board of directors of the Corporation that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time after receiving written notice of such disobedience.
     10.2 DISABILITY/DEATH: This agreement may be immediately terminated by the Corporation by notice to the Executive if the Executive becomes permanently disabled.
          (1) The Executive shall be deemed to have become permanently disabled if in any year during the employment period, because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable or unwilling or has failed to perform the Executive's duties for 120 consecutive days, or if, during any year of the employment period, the Executive has been unable or unwilling or has failed to perform his duties for a total of 180 days, consecutive or not. The term "any year of the employment period" means any period of 12 consecutive months during the employment period.
          (2) This agreement shall terminate without notice upon the death of the Executive.

11   SEVERANCE  PAYMENTS
     11.1 Upon termination of the Executive's employment:
          (1)  for cause;
          (2)  by the voluntary termination of employment of the Executive; or
          (3)  by the nonrenewal of this  Agreement,  the Executive shall not be entitled to any severance payment other than compensation  earned by the Executive  before the date of  termination  calculated pro rata up to and including the date of termination.
     11.2 If the Executive's employment is terminated for any other reason other than the reasons set forth in subsection 11.1, the Executive shall be entitled to receive the lesser of the total of:
          (1)  24  months'  salary  at the then  applicable  base  salary  rate;
               together with,
          (2)  the  present  value,  as  determined  by  the  Chairman,   acting
               reasonably,  of the benefits  described in section 4.2 that would be enjoyed by the  Executive  during the next 24 months  assuming his  employment  was not terminated and assuming the then current level of benefits were  continued  for those 24 months;  together with,
          (3)  the  present  value,  as  determined  by  the  Chairman,   acting
               reasonably,  of the amount that the Chairman  estimates  would be the amount  payable to the Executive  out of the Executive  Bonus
               Pool assuming that the Executive's  employment was not terminated
               until  the  end  of  the  current   fiscal  year  and  all  other
               participants  of  the  Executive  Bonus  Pool  continued  in  the employment of the  Corporation  for the full then current  fiscal year; together with,
          (4)  the  present  value,  as  determined  by  the  Chairman,   acting
               reasonably,  of the  amounts  that  would  have  been paid by the
               Corporation or reimbursed to the Executive pursuant to sections 8 and 9 during the next 24 months  assuming that his employment had not been terminated; AND
          (5)  the salary  otherwise  payable to the Executive for the unexpired term of this agreement  together with the other amounts described in clause 11,2(a) through 11,2(d), mutatis mutandis.
     11.3 The payment described in this subsection 11.2 is the only severance payment the Executive will receive in the event of the termination of this agreement for reasons contemplated in this subsection 11.2,
     11.4 If the Executive's employment is terminated as a result of the permanent disability OR death of the Executive, the Executive or his estate, as applicable, shall be entitled to receive, within 30 days of the date of such termination, the balance of the base salary that would otherwise be paid to the Executive during the remainder of the term of this agreement. The Executive agrees to reasonably comply with all requirements necessary for the Corporation to obtain life insurance for the term of this agreement.
     11.5 For the purposes of this section 11, whenever a payment is to be determined with reference to the remaining term of this agreement, if less than six months remain in the term of this agreement and no party has given notice of its intention not to renew this agreement as contemplated by section 1, the "remaining term of this agreement" shall include the remainder of the then existing term of this agreement plus the renewal period.


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12   CONEIDENTIAEITY:
     12.1 The Executive acknowledges and agrees that:
          (1) in the course of performing his duties and responsibilities as an officer of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers (which, for all purposes of this agreement, shall be deemed to include, without limitation, (list appropriate suppliers) and employees of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;
          (2) in the course of performing his duties and responsibilities for the Corporation, the Executive has been and will continue in the future to be a representative of the Corporation to its customers, clients and suppliers and as such has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;
          (3) the Executive, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; and,
          (4) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.
     12.2 In acknowledgement of the matters described above and in consideration of the payments to be received by the Executive pursuant to this agreement, the Executive hereby agrees that he will not, for two years from his last day of employment with the Corporation, directly or indirectly disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

13   NON-SOLICITATION
     13.1 The Executive hereby agrees that he will not, during the period commencing on the date hereof and ending two (2) years following the expiration of the term of this agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporation or any of its subsidiaries, to transfer business from the Corporation or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of the Corporation or any of its subsidiaries to leave that employment or to be a party to or abet any such action.


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14   DISCLOSURE
     14.1 During the employment period, the Executive shall promptly disclose to the Chairman full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers.

15   PLACE  OF  EMPLOYMENT
     15.1 The current place of business of the Corporation is 29 Houlahan Street, Nepean, Ontario.
     15.2 In the event that the Corporation shall determine that it is in its best interests to move its place of business more than two hundred and fifty kilometers from its current location the Corporation shall do so in a manner that minimizes disruption to the Executive and his family. It is expressly acknowledged and agreed that such a decision to move shall not be deemed or construed as a termination, constructive or otherwise, of the employment of the Executive under this agreement.
     15.3 In the even that the Corporation should require the Executive to relocate more than two hundred and fifty (250) kilometers from his current principal residence, the Corporation shall either pay for or reimburse the Executive for the following:
          (1) costs of the Executive, his spouse and his children, if any, traveling to the proposed new location for up to one week to examine prospective homes including transportation, hotel accommodation and incidentals;
          (2) should the Executive be required to sell his house in order to move for the purposes of his employment the Corporation will pay all real estate commissions and/or mortgage termination penalties incurred in selling the Executive's principle residence. If the Executive obtains written estimates of the fair market value of his principal residence and thereafter the Executive sells his house for less than the average fair market price, the Corporation shall reimburse the Executive for the difference.
          (3) costs of packing, moving and unpacking the contents of the Executive's principal residence;
          (4) costs of relocating electronic services into the Executive's destination home;
          (5) the costs of one return airfare per year for the Executive's spouse to the city from which the Executive has moved.
          (6) The above provisions shall apply in every instance where the Executive is required to move his principal residence at the request of the Employer.
     15.4 As of the execution of this Agreement the Executive is a resident for tax purposes of the Province of Ontario, Canada. In the event that the duties of the executive shall require him to move from Ontario, Canada his income shall be adjusted to compensate the executive for any increased taxes which must be paid by the Executive upon changing his residency.

16   RETURN  OF  MATERIALS
     16.1 All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries and associates that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such subsidiary or associate, as the case may be. On termination of the Executive's employment for any reason, the Executive agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Executive. The Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

17   GOVERNING  LAW
     17.1 This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

18   SEVERABILITY
     18.1 If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

19   ENFORCEABILITY
     19.1 The Executive hereby confirms and agrees that the covenants and restrictions pertaining to the Executive contained in this agreement, including, without limitation, those contained in sections 12 and 13 hereof, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction. Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunclive relief enjoining and restraining the Executive from any such breach.

20   NO  ASSIGNMENT
     20.1 The Executive may not assign, pledge or encumber the Executive's interest in this agreement nor assign any of the rights or duties of the Executive under this agreement without the prior written consent of the Corporation.


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21   SUCCESSORS
     21.1 This agreement shall be binding on and enure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.

22   NOTICES
     22.1 Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed as follows:
          (1)    If  to  the  Corporation:
          (2)    If  to  the  Executive:

23   LEGAL  ADVICE

     23.1 The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.

                                          ISLAND  CRITICAL  CARE  CORP.



                                          per:



                                          JOHN  WAYNE  WEBER



                                          WITNESS



                    Schedule A - Year 2000 and 2001 Bonus The amount of the Executive Bonus Pool in respect of each fiscal year shall be conclusively determined by the Corporation's auditors in accordance with this Schedule A and shall be calculated by reference to the Corporation's pre-tax profits for such fiscal year. For the purposes of this agreement the pretax profits of the Corporation shall be equal to the consolidated net income before income taxes of the Corporation and its subsidiaries before providing for bonuses and non-ami's length charges and expenses other than direct reimbursements,

The amount of the Executive Bonus Pool in respect of each fiscal year is equal to:

A. in the event that pre-tax profits in respect of such fiscal year of the Corporation are greater than $500,000, the lesser of $15,000 or ten percent of the Executive's base salary; and

B.$10,000  plus  1% of the amount by which such pre-tax profits exceed $500,000;
and

C. in the event that pre-tax profits in respect of such fiscal year of the Corporation are equal to or less than $500,000, nil.

In the event that the fiscal year-end of the Corporation shall change at any time, the dollar amounts in subsections (a) and (b) above shall be adjusted accordingly.

The amount of the Executive Bonus in respect of each of the fiscal years of the Corporation shall be payable to the participants of the Plan as the board of directors of the Corporation shall from time to time determine, in their sole discretion, after consultation with the participants. The amounts payable to the participants shall, however, be paid by the Corporation within 120 days of the end of each of such fiscal years o the Corporation.


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